Exhibit 99.1

Micronet Enertec Reports Financial Results for the 1st Quarter of 2018

-	A 121% year-over-year growth in revenues of MRM business from approximately $2.7 million to approximately $6 million
-	A significant Growth of gross margin from 14% to 29%
-	Consolidated backlog of over $14 million
-	Conference call scheduled for today, May 15 at 9:00 a.m. EDT

Montvale, NJ – May 15, 2018 - Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the aerospace and defense markets, today announced financial results for the three months ended March 31, 2018.

“We are pleased to announce continuing improvement in the Company’s revenues and gross margins, with first quarter revenues from our MRM division growing from $2.7 million in 2017 to $6 million in 2018 and gross margin improving to 29%. In addition, at the end of the first quarter, we had consolidated backlog of $14.5 million,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies.

“We are also seeing steady and strong backlog and pipeline growth in our Aerospace and Defense business in which our backlog as of the end of the quarter was approximately $9.7 million. Enertec showed improvement in its results and transitioned from a loss to a positive operating profit in the first quarter of 2018.”

As previously announced, the Company has entered into a definitive agreement to sell its aerospace and defense subsidiary, Enertec Systems 2001 Ltd., though a closing has not yet occurred. The parties are working towards completing the closing conditions related to the bank’s approval for the change of control. As a result of this transaction, and according to GAAP, Micronet Enertec Technologies’ statements of income, balance sheets, cash flow statements, and the corresponding consolidated results only include the Company’s MRM activity while its aerospace and defense numbers are presented in the statement of income under “discontinued operation” and in the balance sheet statement under “held for sales assets and liabilities”.

Q1 2018 Financial Highlights

●	Total revenue increased 121% to $6 million for the first quarter of 2018, as compared to $2.7 million in the first quarter of 2017.

●	Gross profit increased by 360% to $1.72 million in the first quarter of 2018 from $374,000 in the first quarter of 2017.

●	Gross profit margin increased to 29% in the first quarter of 2018 as compared to 14% in the first quarter of 2017.

●	Research and development (R&D) expense for the first quarter of 2018 was $527,000, or 9% of sales, compared to $397,000, or 15% of sales, in the first quarter of 2017.

●	Selling, general and administrative (SG&A) expense was $1.6 million, or 28% of sales, in the first quarter of 2018, as compared to $1.5 million, or 56% of sales, in the first quarter of 2017.

●	Net loss from continued operation for the first quarter of 2018 was $1.1 million, or a net loss of $0.11 per basic and diluted share, as compared to a net loss from continued operation of $1.7 million, or net loss of $0.16 per basic and diluted share, for the first quarter of 2017.

●	Non-GAAP net loss for the first quarter of 2018 was $725,000, as compared to a non-GAAP net loss of $853,000, in the first quarter of 2017.

●	At March 31, 2018, the Company reported cash and marketable securities totaling $3.6 million, net working capital of $5.3 million, and $5.7 million in shareholder’s equity.

A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. EDT to discuss the Company's financial results for the first quarter ended March 31, 2018. U.S. callers may dial: 1-866-860-9642. Callers from outside of the U.S. may access the call by dialing 972-3-918-0650. Please dial a few minutes before 9:00 am Eastern Time.

A slide presentation accompanying management's remarks can be accessed at www.micronet-enertec.com.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

http://www.veidan-stream.com/micronetq1-2018.html

A telephone replay of the call will be available for two weeks at: 1-866-276-1485, outside of the U.S.: 972-3-925-5941.

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our expectation regarding the sale of our of aerospace and defense business, Enertec and statements regarding our backlog and pipeline. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@micronet-enertec.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	March 31, 2018	December 31, 2017
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$3,379	$2,114
Restricted cash	237	284
Trade accounts receivable, net	4,808	5,183
Inventories	5,099	4,979
Other accounts receivable	885	1,092
Held for sale assets	11,730	11,656
Total current assets	26,138	25,308

Property and equipment, net	883	910
Intangible assets and others, net	1,282	1,494
Deferred tax assets	535	542
Long term deposit	37	12
Goodwill	1,466	1,466
Total long term assets	4,203	4,424
Total assets	$30,341	$29,732

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	March 31, 2018	December 31, 2017
	Unaudited	Audited
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$2,688	$1,582
Short term credit from others and current portion of long term loans from others	1,268	2,207
Trade accounts payable	3,347	3,973
Other accounts payable	2,193	3,146
Held for sale liabilities	11,319	11,338
Total current liabilities	20,815	22,246

Long term loans from others	3,704	1,379
Accrued severance pay, net	130	133
Total long term liabilities	3,834	1,512

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 9,144,465 and 8,645,650 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.	9	8
Additional paid in capital	11,364	10,881
Accumulated other comprehensive income (loss)	154	(363)
Accumulated loss	(10,998)	(10,147)
Micronet Enertec stockholders' equity	529	379

Non-controlling interests	5,163	5,595

Total equity	5,692	5,974

Total liabilities and equity	$30,341	$29,732

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Three months ended March 31,
	2018	2017

Revenues	$5,980	$2,701
Cost of revenues	4,258	2,327
Gross profit	1,722	374
Operating expenses:
Research and development	527	397
Selling and marketing	454	392
General and administrative	1,212	1,119
Amortization of intangible assets	222	235
Total operating expenses	2,415	2,143

Loss from operations	(693)	(1,769)
Financial (expenses) income, net	(392)	60
Loss before provision for income taxes	(1,085)	(1,709)
Taxes on income (benefit)	-	(2)

Net loss from continued operation	(1,085)	(1,707)
Net profit (loss) from discontinued operation	111	(595)
Total Net Loss	(974)	(2,302)
Net loss attributable to non-controlling interests	(124)	(690)

Net loss attributable to Micronet Enertec Technologies, Inc.	(850)	(1,612)

Basic and diluted loss per share from continued operation	(0.11)	(0.16)
Basic and diluted earnings (loss) per share from discontinued operation	$0.01	$(0.09)

Weighted average common shares outstanding:
Basic	8,867,830	6,430,762

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the through the acquisition of Beijer Electronics, Inc. in 2014. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to this transaction. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Amortization of note discount - These expenses are non-cash and are related to amortization of discount of the note purchase agreements with YA II PN, or YA II. Such expenses do not reflect our on-going operations.

●	Stock-based compensation – Stock based compensation consists of share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net loss attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net gain (loss) per diluted share attributable to Micronet Enertec:

	Three months ended March 31,
	(Dollars in Thousands, other than share and per share amounts)
	2018	2017
GAAP net loss from continued operation attributable to Micronet Enertec	$(961)	$(1,017)
Amortization of acquired intangible assets	111	132
Stock-based compensation and shares issued to service providers	88	33
Amortization of note discount	37	-
Income tax-effect of above non-GAAP adjustments	-	(1)
Total Non-GAAP net loss from continued operation	$(725)	$(853)